Exhibit 99.1

NOTICE OF CHANGE OF CONTROL AND OFFER TO PURCHASE

REAL MEX RESTAURANTS, INC.

Notice of Change of Control and
Offer to Purchase for Cash
Any and All Outstanding
10% Senior Secured Notes due 2010
(CUSIP No. 75601RAC9)

The Offer will expire at 5:00 p.m., New York City time, on October 19, 2006, unless extended. The date on which the Offer will expire, as it may be extended, is referred to herein as the “Expiration Date,” and the time at which the Offer will expire, as it may be extended, is referred to herein as the “Expiration Time.” The Company does not presently intend to extend the Expiration Date or the Expiration Time. Except as set forth in the following sentence, holders (“Holders”) of Securities (as defined herein) must tender Securities prior to the Expiration Time to receive the Consideration (as defined herein). Holders who hold Securities in book-entry form and tender such Securities through The Depository Trust Company’s Automated Tender Offer Program (“ATOP”) must tender such Securities prior to 5:00 p.m. on the business day prior to the Expiration Date to receive the Consideration. Any Securities validly tendered may be withdrawn in accordance with the applicable procedures specified in this notice and the related Letter of Transmittal at any time prior to 5:00 p.m., New York City time, on October 17, 2006, unless extended and may not be withdrawn thereafter.

This notice (the “Notice”) and Offer to Purchase (as defined herein) is given pursuant to Section 4.15 of the Indenture dated March 31, 2004 (as heretofore amended and supplemented, the “Indenture”), entered into by and among Real Mex Restaurants, Inc. (“Real Mex” or the “Company”), the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (the “Trustee”), pursuant to which Real Mex’s 10% Senior Secured Notes due 2010 (the “Securities”) were issued.  Notice is hereby given to the Holders that a Change of Control (as defined in Section 1.01 of the Indenture) has occurred.  Pursuant to Section 4.19 of the Indenture, when a Change of Control occurs, the Company is required to make an offer to purchase any or all of the Holder’s Securities.  Real Mex hereby offers to purchase for cash (the “Offer”) any and all of the outstanding Securities, upon the terms and subject to the conditions set forth in this Offer to Purchase (the “Offer to Purchase”).  The Company has obtained a securities purchase commitment, subject to customary conditions, from Credit Suisse Securities (USA) LLC (“Credit Suisse”) pursuant to which Credit Suisse, which the Company expects to designate as purchaser pursuant to Section 4.15(c) of the Indenture, will purchase any Securities properly tendered pursuant to the Offer. Credit Suisse has obtained a securities purchase commitment from a third party, Cocina Funding Corp., L.L.C. (an affiliate of Farallon Capital Management, L.L.C.; affiliates of Farallon Capital Management, L.L.C. hold a majority interest in the Company Bank Facilities (as defined herein) and will hold up to 100% of the Parent Bank Facilities (as defined herein)), and will resell the Securities purchased in this Offer to Cocina immediately following the Expiration Date.  If Credit Suisse does not purchase the Securities properly tendered pursuant to the Offer, the Company will be required to either find an alternative Purchaser or purchase such Securities itself.

The total consideration for each $1,000 principal amount of Securities validly tendered prior to the Expiration Time or, in the case of Securities held in book-entry form and tendered through ATOP, prior to 5:00 p.m. on the business day prior to the Expiration Date (and, in each case, not validly withdrawn prior to the Withdrawal Time (as defined herein)) will be a price of 101% of the principal amount of the Securities (the “Consideration”) plus accrued and unpaid interest on that principal amount to, but not including, the Settlement Date (as defined herein), upon the terms and subject to the conditions set forth in this Offer to Purchase.  No tenders will be valid if submitted after the Expiration Time or, in the case of Securities held in book-entry form and tendered through ATOP, after 5:00 p.m. on the business day prior to the Expiration Date.

Securities purchased pursuant to the Offer (other than Securities that are held in book-entry form and tendered through ATOP, as discussed below) will be paid for in same-day funds mailed to the applicable Holders of such Securities on the first business day (determined in accordance with the Indenture (as defined herein)) following the Expiration Time (the “Settlement Date”), or promptly thereafter.  In the case of Securities purchased pursuant to the Offer that are held in book-entry form and tendered through ATOP, such Securities will be paid for in same-day funds transmitted to The Depository Trust Company (“DTC”) participant on the Settlement Date, or as soon as practicable thereafter.

THIS OFFER TO PURCHASE AND THE ACCOMPANYING DOCUMENTS CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE A DECISION IS MADE WITH RESPECT TO THE OFFER.  NEITHER REAL MEX RESTAURANTS, INC. NOR THE DEPOSITARY (AS DEFINED HEREIN) MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS OF THE SECURITIES SHOULD TENDER THEIR SECURITIES PURSUANT TO THIS OFFER.

September 19, 2006

TABLE OF CONTENTS

IMPORTANT NOTICE TO HOLDERS

THE OFFER

THE COMPANY

RISK FACTORS

AVAILABLE INFORMATION

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

CAPITALIZATION

PURPOSE OF THE OFFER

PROCEDURE FOR TENDERING SECURITIES

WITHDRAWAL OF TENDERS

ACCEPTANCE FOR PAYMENT AND PAYMENT

EXTENSION AND AMENDMENT

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

FORWARD-LOOKING STATEMENTS

DEPOSITARY

i

Holders of Securities should take note of the following dates in connection with the Offer:

Date	Calendar Date	Event
Withdrawal Time	5:00 p.m., New York city time, on the second business day (determined in accordance with the Indenture) preceding the Expiration Date on October 19, 2006, unless the Expiration Time is extended).	The last day for Holders to withdraw tenders of Securities.

Expiration Time	5:00 p.m., New York City time, on October 19, 2006, unless extended. The Company does not presently intend to extend the Expiration Time.

The last day for Holders to tender Securities pursuant to the Offer, except for Holders who hold Securities in book-entry form and tender their Securities through ATOP, who must tender such Securities prior to 5:00 p.m. on the business day prior to the Expiration Date.

The Company accepts for payment all Securities validly tendered (and not validly withdrawn prior to the Withdrawal Time). The Company delivers to the Depositary Securities so accepted.

The Company deposits with the Depositary the amount of cash necessary to pay each tendering Holder (other than Holders of Securities accepted for payment that are held in book-entry form and tendered through ATOP, as discussed below) the Consideration, plus accrued and unpaid interest to, but not including, the Settlement Date.

Settlement Date	First business day (determined in accordance with the Indenture) following the Expiration Date on October 19, 2006, unless the Expiration Time is extended).

The day the Depositary mails to the Holders of Securities accepted for payment (other than Holders of Securities accepted for payment that are held in book-entry form and tendered through ATOP, as discussed below) a payment in an amount equal to the Consideration, plus accrued and unpaid interest to, but not including, the Settlement Date, and authenticates and mails to such Holders a new Security in a principal amount equal to any unpurchased portion of the Security surrendered. If the Depositary is not able to mail such payment and new Security on the Settlement Date, it will mail such payment and new Security promptly thereafter. In the case of Securities accepted for payment that are held in book-entry form and tendered through ATOP, the day that the Company deposits with DTC through the Depositary the amount of cash necessary to pay each tendering Holder of Securities held in book-entry form and tendered through ATOP the Consideration, plus accrued and unpaid interest to, but not including, the Settlement Date. DTC will transmit such payment to each applicable DTC participant on the Settlement Date, or as soon as practicable thereafter.

IMPORTANT NOTICE TO HOLDERS

Any holder or beneficial owner of Securities who holds Securities in book-entry form (“Holder”) desiring to tender Securities must request the Holder’s broker, dealer, commercial bank, trust company or other nominee to effect the transaction or tender through DTC pursuant to ATOP.

Any questions or requests for assistance or for additional copies of this Offer to Purchase or related documents may be directed to the Company as set forth on the last page of this Offer to Purchase.  A Holder may also contact such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

Tendering Holders will not be obligated to pay brokerage fees or expenses of the Depositary or DTC.

None of Real Mex, its board of directors, its executive officers or the Depositary makes any recommendation to Holders as to whether to tender or refrain from tendering their Securities.  In addition, no one has been authorized to make any such recommendation.  Holders must make their own decision whether to tender Securities pursuant to the Offer and, if so, the aggregate principal amount of Securities to tender.

No person has been authorized to give any information or to make any representations other than those contained herein and, if given or made, such information or representations must not be relied upon as having been authorized.  This Offer to Purchase and related documents do not constitute an offer to buy or the solicitation of an offer to sell Securities in any circumstances in which such offer is unlawful.  In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by one or more registered brokers or dealers licensed under the laws of such jurisdiction.  Neither the delivery of this Offer to Purchase and related documents nor any purchase of Securities shall, under any circumstances, create any implication that the information contained herein or therein is current as of any time subsequent to the date of such information.

This Offer to Purchase has not been filed with or reviewed by any federal or state securities commission or regulatory authority of any country, nor has any such commission or authority passed upon the accuracy or adequacy of this Offer to Purchase.  Any representation to the contrary is unlawful and may be a criminal offense.

The Company will not receive any proceeds from the Offer.  We have agreed to bear the expenses of the Offer, other than any fees and commissions of beneficial owners to custodians tendering on their behalf.

THE OFFER

Company:	Real Mex Restaurants, Inc., a Delaware corporation.

Securities:	10% Senior Secured Notes due 2010 (CUSIP No. 75601RAC9).

Offer:	The Company hereby offers to purchase for cash any and all of the outstanding Securities, upon the terms and subject to the conditions set forth in this Offer to Purchase.

Purpose of Offer:

The Company is making the Offer in accordance with Section 4.15 of the Indenture, which requires that, within 30 days following any Change of Control, the Company must mail a notice to each Holder stating that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. See “Purpose of the Offer.”

Consideration:

The Consideration will be 101% of the principal amount of the Securities validly tendered prior to the Expiration Time (and not validly withdrawn prior to the Withdrawal Time), plus accrued and unpaid interest to, but not including, the Settlement Date. Notwithstanding the foregoing, Holders who hold Securities in book-entry form and tender such Securities through ATOP must tender such Securities prior to 5:00 p.m. on the business day prior to the Expiration Date (and not validly withdraw such Securities prior to the Withdrawal Time) to receive the Consideration.

Expiration Time:	The Offer will expire at 11:00 a.m., New York City time, on October 19, 2006, unless extended. The Company does not presently intend to extend the Expiration Time.

Withdrawal Rights:

Tenders of Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the second business day (determined in accordance with the Indenture) preceding the Expiration Date (the “Withdrawal Time”) by following the procedures described herein. See “Withdrawal of Tenders.”

Purchaser; Resale:

The Company has obtained a securities purchase commitment, subject to customary conditions, from Credit Suisse Securities (USA) LLC (“Credit Suisse”) pursuant to which Credit Suisse, which the Company expects to designate as purchaser pursuant to Section 4.15(c) of the Indenture, will purchase any Securities properly tendered pursuant to the Offer. Credit Suisse has obtained a securities purchase commitment from a third party, Cocina Funding Corp., L.L.C. (“Cocina”, an affiliate of Farallon Capital Management, L.L.C.; affiliates of Farallon Capital Management, L.L.C. hold a majority interest in the Company Bank Facilities and may hold up to 100% of the Parent Bank Facilities), and will resell the Securities purchased in this Offer to Cocina immediately following the Expiration Date. If Credit Suisse does not purchase the Securities properly tendered (and not withdrawn) pursuant to the Offer, the Company will be required to either find an alternative Purchaser or purchase such Securities itself.

Settlement:

Securities purchased pursuant to the Offer will be paid for in same-day funds mailed to the Holders of Securities accepted for payment on the first business day following the Expiration Date (the “Settlement Date”), or promptly thereafter. In the case of Securities purchased pursuant to the Offer that are held in book-entry form and tendered through ATOP, such Securities will be paid for in same-day funds transmitted to such DTC participant on the Settlement Date, or as soon as practicable thereafter.

Depositary:	Wells Fargo Bank, National Association.

Further Information:	Additional copies of this Offer to Purchase and any other documents related to the offer may be obtained by contacting the Company as set forth on the last page of this Offer to Purchase.

THE COMPANY

Except as otherwise indicated or otherwise required by the context, references in this Offer to Purchase to “we,” “us,” “our,” the “issuer,” “Real Mex,” or the “Company” refer to the combined business of Real Mex Restaurants,  Inc. and all our subsidiaries. The Company’s fiscal year ends on the last Sunday in December and is either 52 or 53 weeks long, depending on the year. References to a fiscal year are to the 52 or 53 week period ending in that year. For example, fiscal 2005 ended on December 25, 2005.

Who We Are

We are one of the largest full service, casual dining Mexican restaurant chain operators in the United States in terms of number of restaurants. As of June 25, 2006 we operated 194 restaurants, of which 160 are located in California, with additional restaurants in Arizona, Florida, Indiana, Illinois, Maryland, Missouri, Nevada, New Jersey, New York, Oregon, Virginia and Washington. Our four major subsidiaries are El Torito Restaurants, Inc., which we acquired in June 2000, Acapulco Restaurants, Inc., Chevys Restaurants, LLC, which we formed in connection with the Chevys Acquisition, and a purchasing, distribution, and manufacturing subsidiary, Real Mex Foods, Inc.

El Torito, El Torito Grill, Acapulco and Chevys, our primary restaurant concepts, offer high quality Mexican food, a wide selection of alcoholic beverages and excellent guest service. In addition to the El Torito, El Torito Grill, Acapulco and Chevys concepts, we operate 15 additional restaurant locations, most of which are also full service Mexican formats, under the following brands: Las Brisas; Casa Gallardo; El Paso Cantina; GuadalaHarry’s; Who Song & Larry’s; Keystone Grill; and Fuzio Universal Pasta.

Our restaurant revenues include sales of food and alcoholic and other beverages. Other revenues consists primarily of sales by Real Mex Foods, Inc. to outside customers of processed and packaged prepared foods and other merchandise items. Royalty and franchise fees include royalty fees which are based on a contractual percentage of sales in franchised restaurants, franchise fees, which are the fees paid for the franchising of a particular location. Franchise fees are recognized as revenue upon the opening of a franchised restaurant. For the six months ended June 25, 2006, we generated total revenues of $284.3 million, net earnings of $6.4 million and net cash provided by operating activities of $17.9 million.

The Merger

On August 17, 2006, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with RM Restaurant Holding Corp. (“RM Restaurant Holding”) and RM Integrated, Inc. (“RM Integrated”, and together with RM Restaurant Holding, “Buyer”).  RM Restaurant Holding and RM Integrated are affiliates of Sun Capital Partners, Inc. (“Sun Capital”).  On August 18, 2006, the stockholders of the Company entitled to vote thereon (including the holders of a majority of the Company’s Series C Preferred Stock, par value $0.001 per share) approved the Merger Agreement.  On August 21, 2006, the closing of the Merger Agreement occurred, and RM Integrated merged with and into Real Mex, with Real Mex continuing as the surviving corporation (the “Merger”).  Pursuant to the Merger Agreement, Buyer acquired Real Mex for $359,000,000 in cash, less indebtedness outstanding, plus cash on hand and a working capital adjustment, and less seller expenses (the “Merger Consideration”).  Pursuant to the Merger Agreement, a portion of the Merger Consideration is being held in escrow.  In addition, the Merger Consideration is subject to adjustment post-closing based on the amount of net working capital of the Company immediately prior to the closing and certain other adjustments.  As a result of the Merger and in accordance with the terms of the Merger Agreement, (i) all of the outstanding capital stock of the Company was converted into the right to receive a portion of the Merger Consideration, and all Real Mex options, warrants and shares of restricted stock were cancelled and converted into the right to receive a portion of the Merger Consideration, less the exercise prices or unpaid purchase prices therefore, as applicable, and (ii) the Company is a wholly-owned subsidiary of RM Restaurant Holding.  Prior to the Merger, Bruckmann, Rosser, Sherrill & Co., Inc. (“BRS”), together with its affiliates, was a controlling shareholder of Real Mex.  As described in the Merger Agreement, the Amended and Restated

Management Agreement dated June 28, 2000 by and among the Company, certain of its subsidiaries, BRS, and FS Private Investments, L.L.C. was terminated in connection with the Merger.

Whether or not the Offer is consummated or any Securities are validly tendered to the Company pursuant to the Offer, the Company or its affiliates may from time to time acquire Securities, otherwise than pursuant to the Offer, through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemptions or otherwise, upon such terms and at such prices as they may determine, which may be more or less than the prices to be paid pursuant to the Offer and could be for cash or other consideration.  There can be no assurance, however, that any of these options will be pursued or that any will be completed successfully.

RISK FACTORS

In deciding whether to participate in the Offer, you should carefully consider the risks described below, together with the other information contained in this Offer to Purchase, including but not limited to, the information described under the heading “Forward-Looking Statements” and the information incorporated by reference herein, including, but not limited to, the information described under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 25, 2005, as amended by our Quarterly Report on Form 10-Q for the fiscal quarter ended June 25, 2006.

Adverse Effect on the Trading Market, the Market Price and Price Volatility of Securities Not Tendered and Accepted in the Offer; a New Large Holder may Exist After Consummation of the Offer

The Securities are not listed on any securities exchange or reported on a national quotation system.  The Securities are traded infrequently in transactions arranged through brokers and no reliable pricing information for the Securities is available.  Holders are urged to contact their brokers to obtain the best available information as to current market prices.

To the extent that Securities are tendered and accepted in the Offer, the trading market for the Securities that are not tendered may become more limited.  Therefore, the market price for Securities not tendered or not purchased may be affected adversely to the extent the principal amount of Securities tendered and purchased pursuant to the Offer limits the trading market of the Securities.  Accordingly, depending on, among other things, the behavior of any subsequent holder of the tendered Securities, the liquidity, market value and price volatility of the Securities may be adversely affected by the consummation of the Offer.  After the consummation of the Offer, the Securities may trade at a discount compared to present trading prices depending on prevailing interest rates, the market for securities with similar credit features, the Company’s economic performance and other factors.

The Company cannot assure you that an active market, or that any trading market, in the Securities will exist, or give you any assurance as to the price or prices at which the Securities may trade after the consummation of the Offer.  The extent of the market for outstanding Securities following consummation of the Offer will depend, among other factors, upon the number of Holders that remain at such time and the interest in maintaining a market in the Securities on the part of securities firms.

In addition, if a large percentage of the outstanding principal amount of Securities is properly tendered (and not withdrawn) in the Offer and then held by Credit Suisse or resold to Cocina or another third party, Credit Suisse, Cocina or such third party may hold a large block of the Securities.

Redemption or Repurchase of Notes

We reserve the right, in our sole discretion, from time to time, to purchase any Securities that remain outstanding through open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise, although we are under no obligation to do so.  In addition, we reserve the right to redeem any Securities at our option in accordance with the terms set forth in the Indenture.  Any such purchase or redemption may result in the holders of such Securities receiving compensation that is higher or lower than the Change of Control payment.

Holders of Securities Tendered and Accepted in the Offer Will not be Entitled to Payments of Interest after the Settlement Date

Holders that tender Securities that are accepted for payment pursuant to the Offer will not be entitled to payments of interest that accrue on and after the Settlement Date with respect to such tendered Securities.  Holders of Securities not tendered or tendered but not accepted for payment will continue to be entitled to payments of interest that accrue on and after the Settlement Date in accordance with the terms of the Indenture.

AVAILABLE INFORMATION

The Company currently files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the “Commission”) in accordance with the reporting and informational requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such reports and other information may be inspected at the principal offices of the Commission at 100 F Street, N.E., Washington, D.C. 20549 and copies of such material can be obtained at prescribed rates.  The Company’s filings with the Commission are also available through the Commission’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the documents listed below and all documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Offer to Purchase and prior to the Expiration Time will be deemed to be incorporated by reference in this Offer to Purchase and to be a part of this Offer to Purchase from the date of filing of those documents.

1.                    Our annual report on Form 10-K for the fiscal year ended December 25, 2005, filed with the Commission on February 22, 2006.

2.                    Our quarterly report on Form 10-Q for the quarter ended March 26, 2006, filed with the Commission on May 9, 2006.

3.                    Our quarterly report on Form 10-Q for the quarter ended June 25, 2006, filed with the Commission on August 4, 2006.

4.                    Our current reports on Form 8-K, filed with the Commission on July 17, 2006 and August 23, 2006.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any and all of the information incorporated by reference in the Offer to Purchase. Requests for such information should be in writing to us at the following address: Real Mex Restaurants, Inc., 5660 Katella Avenue, Suite 100, Cypress, CA 90630, Attn: Steven Tanner, Chief Financial Officer, or by telephone at (562) 346-1202. You should allow five business days for the delivery of such information and requests for such information should be made by October 11, 2006.  The information relating to the Company contained in this Offer to Purchase should be read together with the information in the documents incorporated by reference.

You should consider any statement contained in a document incorporated or considered incorporated by reference into this Offer to Purchase to be modified or superseded to the extent that a statement contained in this Offer to Purchase, or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference into this Offer to Purchase, modifies or conflicts with the earlier statement. You should not consider any statement modified or superseded, except as modified or superseded, to constitute a part of this Offer to Purchase.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and total capitalization (including short term debt) as of June 25, 2006 (i) on an actual basis and (ii) on an as adjusted basis, to give effect to the Merger and related transactions. You should read the following table in conjunction with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 25, 2005 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 26, 2006 and June 25, 2006 and included elsewhere in this Offer to Purchase or incorporated herein by reference.

	As of June 25, 2006 (dollars in thousands) (Unaudited)
	Actual	As Adjusted
Cash and cash equivalents	$21,354	$22,354
Short term debt (current maturities of capital and financing lease obligations and notes due 2010)(1)	329	105,329
Long-term debt:
Senior Unsecured Credit Facility (2)	75,000	75,000
Senior Secured Notes due 2010	105,000	—
Mortgage	687	687
Capital Lease Obligations	885	885
Total Debt	181,901	181,901
Stockholders’ equity: Redeemable Preferred Stock:
Series A 12.5% Cumulative Compounding Preferred Stock—18,239 shares issued and outstanding at June 25, 2006, actual; liquidation preference of $37,743 at June 25, 2006, actual; 0 shares issued and outstanding on June 25, 2006, as adjusted(3)	37,743	—
Series B 13.5% Cumulative Compounding Preferred Stock—12,323.311 shares issued and outstanding at June 25, 2006, actual; liquidation preference of $29,966 at June 25, 2006, actual, 0 shares issued and outstanding on June 25, 2006, as adjusted(3)	29,966	—
Series C 15% Cumulative Compounding Preferred Stock—17,477.904 shares issued and outstanding at June 25, 2006, actual; liquidation preference of $62,179 at June 25, 2006, actual; 0 shares issued and outstanding on June 25, 2006, as adjusted (3)	62,179	—
Common Stock, $.001 par value, 2,000,000 shares authorized, 316,289.98 issued and outstanding at June 25, 2006, actual; 1,000 shares authorized, 1,000 issued and outstanding at June 25, 2006, as adjusted(3)	—	0
Warrants(3)	4,027	—
Additional paid-in capital(3)	16,203	197,058
Accumulated deficit	(90,132)	—
Total stockholders’ equity	56,986	197,058
Total liabilities and stockholders’ equity	$316,686	$378,959

(1)             The Merger constituted a “change of control” of the Company under the Securities, which requires us to make this Offer to repurchase the Securities at 101% of their aggregate principal amount plus accrued and unpaid interest to the date of purchase. We have not included any sources related to the financing commitment or any uses related to the Securities in our pro forma financial data. For purposes of this Offer, we have assumed that the Holders do not accept our Offer, although as required by generally accepted accounting principles in the United States, or GAAP, we have classified our Securities as a current liability on an as adjusted basis.

(2)             On January 11, 2005, the Company entered into a $75,000,000 senior unsecured credit facility (the “Senior Unsecured Credit Facility”), consisting of a single term loan maturing on December 31, 2008, all of the proceeds of which were used to finance a portion of the cash consideration for the Chevys Acquisition and pay related fees and expenses. Obligations under the Senior Credit Facility are guaranteed by the Company’s subsidiaries. Interest on the term loan outstanding under the Senior Unsecured Credit Facility accrues, at the Company’s option, at either (i) the greater of prime or the rate which is 0.5% in excess of the federal funds rate, plus 8.5% or (ii) a reserve adjusted Eurodollar rate, plus 9.5%. As of June 25, 2006, the interest rate on the Senior Unsecured Credit Facility’s term loan was 14.92%.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our Annual Report on Form 10-K for the fiscal year ended December 25, 2005 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 26, 2006 and June 25, 2006, incorporated herein by reference.

(3)             At the closing of the Merger, all of the outstanding shares of capital stock of Real Mex (including each outstanding share of Common Stock, Series A 12.5% Cumulative Compounding Preferred Stock, Series B 13.5% Cumulative Compounding Preferred Stock, Series C 15% Cumulative Compounding Preferred Stock, and Series D 15% Cumulative Compounding Preferred Stock) were cancelled in exchange for the right to receive the applicable portion of the Merger Consideration as set forth in the Merger Agreement.  In addition, each outstanding share of capital stock of RM Integrated was converted into one share of common stock of Real Mex as the surviving corporation in the Merger.  As a result of the Merger, Real Mex now has 1,000 shares of common stock authorized, issued and outstanding.

PURPOSE OF THE OFFER

On August 21, 2006, we completed the Merger.  Section 4.15 of the Indenture requires that, within 30 days following any Change of Control, the Company must mail a notice to each Holder stating that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued interest, if any, to, but not including, the date of repurchase.  The Company is making the Offer because the Merger is deemed a Change of Control pursuant to the Indenture.

The Company has obtained a securities purchase commitment, subject to customary conditions, from Credit Suisse pursuant to which Credit Suisse, which the Company expects to designate as purchaser pursuant to Section 4.15(c) of the Indenture, will purchase any Securities properly tendered pursuant to the Offer.  Credit Suisse has obtained a securities purchase commitment from Cocina (an affiliate of Farallon Capital Management, L.L.C. affiliates of Farallon Capital Management, L.L.C. hold a majority interest in the Company’s Senior Unsecured Credits Facilities and the Company’s Amended and Restated Revolving Credit Agreement (together with the Senior Unsecured Credit Facilities, the “Company Bank Facilities”) and may hold up to 100% of certain term loans issued by RM Restaurant Holding, a parent of the Company (the “Parent Bank Facilities”)), and will resell the Securities purchased in this Offer to Cocina immediately following the Expiration Date.  If Credit Suisse does not purchase the Securities properly tendered (and not withdrawn) pursuant to the Offer, the Company will be required to either find an alternative purchaser or purchase such Securities itself.

PROCEDURE FOR TENDERING SECURITIES

How to Tender Securities.  For a Holder to validly tender Securities pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee must be actually received by the Depositary at its address set forth on the back cover of this Offer to Purchase on or before the Expiration Time.  In addition, prior to the Expiration Time, certificates for tendered Securities must be surrendered, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Depositary at such address.  Notwithstanding the foregoing, for a Holder who holds Securities in book-entry form and tenders such Securities through ATOP to validly tender Securities pursuant to the Offer, an Agent’s Message (as defined below) in lieu of the Letter of Transmittal must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase on or before 5:00 p.m. on the business day prior to the Expiration Date.  In addition, prior to 5:00 p.m. on the business day prior to the Expiration Date, Securities held in book-entry form and tendered through ATOP must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of such tender received by the Depositary, including an Agent’s Message if the tendering Holder has not delivered a Letter of Transmittal).  Any Holder electing to have its Securities purchased only in part will receive a new Security in a principal amount equal to any unpurchased portion of the Security surrendered.  Any Holder whose Securities are held in book-entry form through a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Securities should contact such broker, bank, dealer or other nominee promptly and instruct such nominee to submit instructions on such Holder’s behalf.  Please check with your nominee to determine the procedure for such firm.

Tenders of Securities in Physical Form.  For a Holder to validly tender Securities held in physical form pursuant to the Offer, (1) a properly completed form entitled “Option of Holder to Elect Purchase” on the reverse of the Securities must be received by the Depositary, (2) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any signature guarantees and any other documents required by the instructions to the Letter of Transmittal must be received by the Depositary and (3) certificates for tendered Securities must be received by the Depositary, in each case, at its address set forth on the back cover of this Notice on or prior to the Expiration Date.  LETTERS OF TRANSMITTAL AND SECURITIES SHOULD BE SENT ONLY TO THE DEPOSITARY, NOT TO REAL MEX RESTAURANTS, INC., THE TRUSTEE OR DTC.

Procedures to be Followed by Brokers, Banks, Dealers and Other Nominees; ATOP; DTC System.  The Company expects that the Offer will be eligible for ATOP.  The Depositary will establish one or more ATOP accounts on behalf of the Company with respect to the Securities at DTC promptly after the date of this Offer to Purchase.  ATOP allows a financial institution that is a participant in DTC’s system  to make book-entry delivery of Securities by causing DTC to transfer Securities into the ATOP account.  Tenders of Securities are affected through the ATOP procedures by delivery of an Agent’s Message by DTC to the Depositary.  “Agent’s Message” means a message, transmitted by DTC to and received by the Depositary and forming part of a book-entry confirmation, which states that such participant has received and agrees to be bound by the Offer to Purchase and the Letter of Transmittal and that the Company may enforce such agreement against such participant.

Delivery through DTC of any tenders transmitted through ATOP is at the risk of the tendering holder.  Delivery will be deemed made only when actually received by the Depositary.  Holders desiring to tender their Securities through ATOP must tender their Securities by 5:00 p.m. on the business day prior to the Expiration Date and should note that such Holders must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on such date.  Delivery of such documents to DTC does not constitute delivery to the Depositary.

Signature Guarantees.  Signatures on all Letters of Transmittal must be guaranteed by a participant in a recognized Medallion Signature Program (a “Medallion Signature Guarantor”), unless the Securities tendered thereby are tendered (i) by a registered Holder of Securities (or by a participant in DTC whose name appears on a security position listing such participant as the owner of such Securities)

who has not completed either box entitled “Special Issuance/Delivery Instructions” on the Letter of Transmittal, or (ii) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. (“NASD”) or a commercial bank or trust company having an office in the United States (each of the foregoing being referred to as an “Eligible Institution”). If the Securities are registered in the name of a person other than the signatory of the Letter of Transmittal or if Securities not accepted for payment or not tendered are to be returned to a person other than the registered Holder, then the signatures on the Letters of Transmittal accompanying the tendered Securities must be guaranteed by a Medallion Signature Guarantor as described above.

Interpretation.  All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for payment and withdrawal of tendered Securities will be determined by the Company in its sole discretion, and its determination will be final and binding.  The Company reserves the absolute right to reject any and all tenders and withdrawals of Securities that it determines are not in proper form or for which the acceptance for payment or payment may, in the opinion of its counsel, be unlawful.  The Company also reserves the absolute right in its sole discretion to waive any of the conditions of the Offer or any defect or irregularity in the tender or withdrawal of Securities of any particular Holder, whether or not similar conditions, defects or irregularities are waived in the case of other Holders.  Tenders or withdrawals of Securities will not be deemed to have been made until such defects or irregularities have been cured or waived.  The Company’s interpretation of the terms and conditions of the Offer will be final and binding.  None of the Company, the Depositary, the Trustee or any other person will be under any duty to give notice of any defects or irregularities in tenders or any notices of withdrawal or will incur any liability for failure to give any such notice.

No Guaranteed Delivery.  There are no guaranteed delivery provisions provided for by the Company in connection with the Offer under the terms of this Offer to Purchase or any other related documents.  Holders must tender their Securities in accordance with the procedures set forth above.

Lost or Missing Certificates.  If a Holder desires to tender Securities pursuant to the Offer, but the certificates evidencing such Securities have been mutilated, lost, stolen or destroyed, such Holder should write to the Trustee at the following address about procedures for obtaining replacement certificates for such Securities, arranging for indemnification or any other matter that requires handling by the Trustee:

Wells Fargo Bank, National Association

707 Wilshire Blvd.

17th Floor

Los Angeles, CA  90017

Attention: Maddy Hall

Withholding Tax.  Under United States federal income tax laws, the Company may be required to withhold a portion of the amount of any payments made to certain Holders pursuant to the Offer.  See “Certain U.S. Federal Income Tax Consequences” below.

WITHDRAWAL OF TENDERS

Securities tendered pursuant to the Offer may be withdrawn at any time prior to 5:00 p.m., New York city time, on the second business day (determined in accordance with the Indenture) preceding the Expiration Date (the “Withdrawal Time”).

For a withdrawal of Securities to be effective, the notice of withdrawal (which may be delivered via telegram, telex, facsimile transmission or letter) must be timely received by the Depositary at its address set forth on the last page of this Offer to Purchase.  The withdrawal notice must:

•                  specify the name of the Holder or, in the case of Securities that were tendered through ATOP, the DTC Voluntary Offer Instruction (V.O.I.) Number, the name of the participant for whose account such Securities were tendered and such participant’s account number at DTC to be credited with the withdrawn Securities;

•                  contain a description of Securities to be withdrawn (including the principal amount to be withdrawn);

•                  state that such Holder or participant, as the case may be, is withdrawing the tender relating to such Securities; and

•                  in the case of Securities that were tendered through ATOP, be submitted through the ATOP system by such participant in the same manner as the participant’s name is listed on the applicable Agent’s Message, or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of such Securities.

Withdrawal of tenders of Securities may not be rescinded, and any Securities properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offer.  Properly withdrawn Securities may, however, be retendered by again following one of the procedures described in “Procedure for Tendering Securities” above at any time prior to the Expiration Time.

Withdrawals of Securities can only be accomplished in accordance with the foregoing procedures.

Neither we, the Depositary, the Trustee nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal, or incur any liability for failure to give any such notification.

ACCEPTANCE FOR PAYMENT AND PAYMENT

Upon the terms and subject to the conditions of the Offer, the Company will accept for payment all Securities that are validly tendered and not withdrawn pursuant to such Offer.  For purposes of the Offer, the Company will be deemed to have accepted for payment tendered Securities (other than Securities that are held in book-entry form and tendered through ATOP, as discussed below) if, as and when the Company delivers or causes to be delivered to the Depositary Securities or portions thereof accepted for payment together with an Officers’ Certificate identifying the Securities or portions thereof tendered to the Company.  In the case of Securities that are held in book-entry form and tendered through ATOP, the Company will be deemed to have accepted for payment tendered Securities, if, as and when the Company gives written notice to DTC of its acceptance for payment of such Securities.  Payment for Securities (other than Securities that are held in book-entry form and tendered through ATOP, as discussed below) will be made by Credit Suisse in immediately available funds by deposit with the DTC through the Depositary on the date of the Expiration Time of the aggregate purchase price of such Securities accepted for payment.  The Depositary shall promptly mail to the Holders of the Securities accepted for payment the aggregate purchase price, and, in the case of Securities tendered in part, promptly authenticate and mail to the Holders a new Security in a principal amount equal to any unpurchased portion of the Security surrendered.  In the case of Securities that are held in book-entry form and tendered through ATOP, payment for such Securities will be made by Credit Suisse in immediately available funds by deposit with DTC through the Depositary on the Settlement Date of the aggregate purchase price of such Securities accepted for payment.  It is expected that, in the case of Securities held in book-entry form and tendered through ATOP that are accepted for payment, in accordance with DTC’s standard procedures, DTC will transmit the aggregate purchase price in immediately available funds to each of its participant financial institutions holding the Securities held in book-entry form and tendered through ATOP that are accepted for payment on behalf of the Holders for delivery to the Holders on the Settlement Date or as soon as practicable thereafter.  No alternative, conditional or contingent tenders of Securities will be accepted.  A tendering Holder, by execution of a Letter of Transmittal (or a manually signed facsimile thereof) waives all rights to receive notice of acceptance of such Holder’s Securities for purchase.  Under no circumstances will any additional interest be payable by the Company because of any delay in the transmission of funds from DTC to the tendering Holders.  The Company expressly reserves the right, in its sole discretion and subject to Rule 14e-1(c) under the Exchange Act, to delay acceptance for payment of or payment for the Securities in order to comply, in whole or in part, with any applicable law.

EXTENSION AND AMENDMENT

The Company expressly reserves the right, at any time or from time to time, subject to the terms of the Indenture and applicable law:

•                       to extend the Expiration Time and retain any Securities that have been tendered pursuant to the Offer; or

•                       to amend the Offer in any respect;

in each case by giving written notice of such extension or amendment to the Holders of the Securities.

Any extension or amendment will be followed as promptly as practicable by public announcement thereof, with the announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Expiration Date.  Without limiting the manner in which the Company may choose to make any public announcement, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to DTC and the Dow Jones News Service.  The Company does not presently intend to extend the Expiration Time.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain U.S. federal income tax consequences expected to result to Holders of Securities from the consummation of the Offer.  This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, administrative rulings and judicial decisions as of the date hereof.  These authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those set forth below.  The Company has not sought any ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance the IRS will agree with such statements and conclusions.

This summary assumes the Securities are held as capital assets.  This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction.  In addition, this discussion does not address all tax considerations that may be applicable to a Holder’s particular circumstances or to Holders that may be subject to special tax rules, including, without limitation:

•                       Holders subject to the alternative minimum tax;

•                       banks, insurance companies, or other financial institutions;

•                       tax-exempt organizations;

•                       dealers in securities or commodities;

•                       traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•                       “U.S. Holders” whose “functional currency” is not the U.S. dollar;

•                       persons holding the Securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•                       persons deemed to sell the Securities under the constructive sale provisions of the Code; or

•                       U.S. expatriates.

If a partnership is a beneficial owner of Securities, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership.  A Holder that is a partner of a partnership holding Securities should consult its tax advisor regarding the tax consequences of the Offer to Purchase to such Holder.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Securities that for U.S. federal income tax purposes is:

•                       an individual citizen or resident of the U.S.;

•                       a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in the U.S. or under the laws of the U.S. or of any political subdivision within the U.S.;

•                       an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•                       a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or, if the trust was in existence on August 20, 1996 and meets certain requirements, and it has elected to continue to be treated as a U.S. person.

A “non-U.S. Holder” is a beneficial owner of Securities that is not a U.S. Holder.

IRS CIRCULAR 230 DISCLOSURE

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS NOTICE AND OFFER TO PURCHASE IS NOT INTENDED OR WRITTEN BY US TO BE USED OR RELIED UPON, AND CANNOT BE USED OR RELIED UPON BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE CODE; (B) ANY SUCH DISCUSSION IS INCLUDED HEREIN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

U.S. Holders

Sales of Securities Pursuant to the Offer.  Sales of the Securities by U.S. Holders pursuant to the Offer will be taxable transactions for U.S. federal income tax purposes.  Subject to the discussion of the market discount rules set forth below, a U.S. Holder selling Securities pursuant to the Offer will recognize capital gain or loss in an amount equal to the difference between the amount of cash received (other than amounts received attributable to accrued interest, which will be taxed as ordinary income to the extent not previously included in income by the U.S. Holder) and the Holder’s adjusted tax basis in the Securities sold at the time of sale.  A U.S. Holder’s adjusted tax basis in the Securities generally will equal the cost of the Securities to such U.S. Holder, increased by any market discount previously included in income with respect to the Securities, and reduced by any amortizable bond premium applied to reduce interest on the Securities.  Capital gain of a non-corporate U.S. Holder is generally subject to tax at reduced rates in respect of property held for more than one year.  The deductibility of capital losses is limited.

An exception to the capital gain treatment described above may apply to a U.S. Holder who purchased the Securities at a “market discount.”  Subject to a statutory de minimis exception, the Securities have market discount if they were purchased for an amount that was less than their stated redemption price at maturity.  In general, unless the U.S. Holder has elected to include market discount in income currently as it accrues, any gain recognized by a U.S. Holder on the sale of Securities having market discount will be treated as ordinary income to the extent of the portion of the market discount that has accrued (on a straight-line basis or, at the election of the U.S. Holder, on a constant-yield basis) but has not yet been taken into income while such Securities were held by the U.S. Holder.  Gain in excess of such accrued market discount will be subject to the capital gains rules described above.

Treatment of Non-Tendering Holders.  It is expected that the Offer would not constitute a significant modification of the Securities for the U.S. federal income tax purposes and, accordingly, U.S. Holders that do not tender their Securities pursuant to the Offer would continue to have the same tax basis and holding period with respect to the Securities as they had before the Offer.

Information Reporting and Backup Withholding.  The payment of gross proceeds from the sale of Securities to U.S. Holders pursuant to the Offer may be subject to information reporting requirements.  In addition, a U.S. Holder who fails to complete a Substitute Form W-9 may be subject to backup withholding at a rate of 28% with respect to the receipt of consideration received pursuant to the Offer to Purchase unless such U.S. Holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number (“TIN”), certifies that it is not currently subject to backup withholding tax and otherwise complies with applicable requirements of the backup withholding rules.  Amounts withheld under the backup withholding rules may be credited against a U.S. Holder’s tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner.

Non-U.S. Holders

Sales of Securities Pursuant to the Offer.  A non-U.S. Holder will generally not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale of Securities pursuant to the Offer.  However, a non-U.S. Holder may be subject to tax on such gain if (i) such Holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met or (ii) the gain is effectively connected income (as discussed below).

The gross amount of payments attributable to accrued interest paid to a non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax, provided that (i) such Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the Company that are entitled to vote, (ii) the Holder is not (a) a controlled foreign corporation that is related to the Company through stock ownership or (b) a bank receiving interest on a loan entered into in the ordinary course of business, (iii) such interest is not effectively connected with the conduct by the non-U.S. Holder of a trade or business within the United States and (iv) the Company or its paying agent has received appropriate documentation establishing that the non-U.S. Holder is not a U.S. person.  A non-U.S. Holder that does not qualify for exemption from U.S. federal income tax under this paragraph generally will be subject to withholding of U.S. federal income tax at a 30% rate (or, if applicable, a lower treaty rate) on payments of accrued interest.

If gain from the sale of Securities pursuant to the Offer or interest paid with respect to the Securities is effectively connected with a non-U.S. Holder’s conduct of a U.S. trade or business, or, if an income tax treaty applies, the non-U.S. Holder maintains a U.S. “permanent establishment” to which the gain or interest is generally attributable (“effectively connected income”), the non-U.S. Holder may be subject to U.S. federal income tax on the gain or interest on a net basis generally in the same manner as if it were a U.S. Holder, but will not be subject to the withholding tax on interest described above, provided that the non-U.S. Holder provide a properly executed IRS Form W-8ECI .  A foreign corporation that is a Holder of a Security also may be subject to a “branch profits tax” equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty.  For this purpose, such gain or interest will be included in earnings and profits if the gain or interest is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

Information Reporting and Backup Withholding.  The payment of gross proceeds from the sale of Securities pursuant to the Offer to a non-U.S. Holder will be subject to information reporting and possible backup withholding at a rate of 28% unless the non-U.S. Holder provides an IRS Form W-8BEN (or other applicable form) to the Depositary certifying as to its non-U.S. status or otherwise establishes an exemption.  Backup withholding is not an additional tax.  Amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder may be credited against the non-U.S. Holder’s U.S. federal income tax liability, if any, and a non-U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner.

Holders should consult their tax advisors to determine the tax consequences of the Offer in light of their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

FORWARD-LOOKING STATEMENTS

This report and the documents incorporated by reference herein include “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  Forward looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. They may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will,” “should,” “may,” or “could” or words or phrases of similar meaning. They may relate to, among other things: our liquidity and capital resources; legal proceedings and regulatory matters involving our Company; food-borne illness incidents; increases in the cost of ingredients; our dependence upon frequent deliveries of food and other supplies; our vulnerability to changes in consumer preferences and economic conditions; our ability to compete successfully with other casual dining restaurants; our ability to expand; and anticipated growth in the restaurant industry and our markets.

These forward looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause actual results to differ materially from trends, plans or expectations set forth in the forward looking statements. Given these risks and uncertainties, we urge you to read this Offer to Purchase, along with those reports incorporated by reference herein, completely and with the understanding that actual future results may be materially different from what we plan or expect.  All forward-looking statements are qualified by these cautionary statements and we cannot assure you that the actual results or developments anticipated by our Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our Company or its business or operations.  In addition, these forward-looking statements present our estimates and assumptions only as of the date of this Offer. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward looking statements to reflect events or circumstances occurring after the date of this report.

For a discussion of these and other risk factors, see “Risk Factors” included in this Offer to Purchase and in our Annual Report on Form 10-K for the fiscal year ended December 25, 2005, incorporated by reference herein.

DEPOSITARY

The Company has retained Wells Fargo Bank, National Association to act as Depositary (the “Depositary”) in connection with the Offer.  The Company has agreed to pay the Depositary customary fees for its services in connection with the Offer and to reimburse the Depositary for its out-of-pocket expenses.

The Depositary does not assume any responsibility for the accuracy or completeness of the information concerning the Company or its affiliates or the Securities contained in this Offer to Purchase or for any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of such information.

The Depositary for the Offer is:

Wells Fargo Bank, National Association

707 Wilshire Blvd

17th Floor

Los Angeles, CA  90017

Attention: Maddy Hall

Phone:  (213) 614-2588

Fax:  (213) 614-3355

Any questions or requests for assistance or for additional copies of this Letter of Transmittal or the Offer to Purchase may be directed to Company at the contact information set forth below.  A Holder may also contact such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

Real Mex Restaurants, Inc.

5660 Katella Avenue, Suite 100

Cypress, CA 90630

Attention: Steven Tanner, Chief Financial Officer

Phone: (562) 346-1202